EXHIBIT 99.1

For Immediate Release

U-SWIRL, INC. REPORTS RECORD NET INCOME FOR FIRST HALF OF FY2015

COMPANY COMPLETES MANAGEMENT RESTRUCTURING AND FOCUSES ON ACHIEVING EFFICIENCIES AND POSITIONING THE COMPANY FOR PROFITABLE GROWTH

DURANGO, Colorado (October 14, 2014) – U-Swirl, Inc. (OTCQB: SWRL) (“U-Swirl” or “the Company”), parent to U-SWIRL International, Inc., through which it owns and franchises self-serve frozen yogurt cafés, today reported its operating results for the second quarter and first half of FY2015.

SECOND QUARTER HIGHLIGHTS

●

Revenue for the quarter ended August 31, 2014 (second quarter of FY2015) increased 47% to approximately $2.5 million, compared with approximately $1.7 million in the second quarter of the previous fiscal year, primarily due to the January and February 2014 acquisitions of three self-serve frozen yogurt franchising companies that more than tripled the number of cafés operated by the Company and its franchisees.

●	Net sales derived from Company-owned self-serve frozen yogurt cafés increased 4% to $1,305,268 in the most recent quarter, compared with $1,253,473 in the quarter ended August 31, 2013.

●	Franchise royalties and fees rose 170 percent to $1,186,655 in the second quarter of FY2015, compared with $438,987 in the second quarter of FY2013.

●

Net income was $86,678, or $0.00 per basic and diluted share, for the quarter ended August 31, 2014, which represented a decrease of 46 percent in earnings when compared with net income of $159,792, or $0.01 per basic and diluted share, in the quarter ended August 31, 2013. The decline in earnings was due to over $503,000 of non-recurring restructuring and asset impairment charges

●	The Company generated $1,886,561 in net cash from operations during the six months ended August 31, 2014, compared with $311,914 in net cash from operations in the six months ended August 31, 2013.

●	U-Swirl and its franchisees opened 3 self-serve frozen yogurt stores in the quarter ended August 31, 2014, including 1 unit that is co-branded with Rocky Mountain Chocolate Factory.

●

Cash and cash equivalents on the Company’s balance sheet increased 280 percent to approximately $2.7 million as of August 31, 2014, compared with $701,748 at the end of its most recent fiscal year on February 28, 2014.

●	During the second quarter of FY2015, the Company sold to a franchisee three company-owned cafés that were acquired in January 2014 as part of the Yogli Mogli acquisition.

MANAGEMENT COMMENTS

“U-Swirl reported record net income of $463,241 for the first half of Fiscal 2015, despite incurring over $628,000 in non-recurring charges related to the closure or sale of non-performing stores, changes in corporate management, and acquisition-related costs,” commented Bryan Merryman, Chairman and Chief Executive Officer of U-Swirl, Inc. “While this represented a 41 percent improvement over earnings of $327,871 in the first half of Fiscal 2014, the Company would have reported an approximate 142 percent increase in operating income if the Company had not incurred the above-noted non-recurring charges. This shows that we are beginning to leverage certain economies of scale and realize cost savings that were anticipated when we developed our consolidation strategy for the self-serve frozen yogurt segment of the $6 billion away-from-home frozen desserts industry.”

“During the past two years, U-Swirl has aggressively expanded its ‘footprint’ in the self-serve frozen yogurt industry by acquiring seven franchising companies and positioning itself as the fourth-largest franchisor of frozen yogurt cafés in the world,” continued Merryman. “We consider this Phase 1 of our consolidation strategy. Our emphasis during the current fiscal year is to take the appropriate steps to maximize the returns on our investments in these acquisitions. A key element in this second phase of our consolidation strategy involves the recent restructuring of the corporate management team at U-Swirl. As the Company’s new Chairman and CEO, I am proud to be working with a new team of career executives with extensive experience in operations, finance, franchise marketing and franchisee support. We have already launched an expense rationalization strategy that should generate significant savings over the next 12-18 months by (1) closing U-Swirl’s corporate headquarters in Nevada and co-locating it with the facilities of our parent company, Rocky Mountain Chocolate Factory in Durango, Colorado; (2) eliminating duplicate personnel and redundant operational activities; and (3) taking advantage of the accounting and support infrastructure available within the RMCF organization.”

“We have always known that a successful consolidation strategy within an industry that has many small and undercapitalized participants would require not only an aggressive acquisition program, but also the implementation of effective measures to reduce costs and maximize operational efficiencies. With the recent launch of the second phase of our strategy now underway, we are confident in our ability to significantly enhance shareholder values over the next few years, while pursuing our goal of building U-Swirl into the largest and most profitable company in the self-serve frozen yogurt industry,” concluded Merryman.

SECOND QUARTER OPERATING RESULTS

For the three months ended August 31, 2014 (second quarter of FY2015), Company-owned frozen yogurt cafés generated $1,305,268 in net sales, an increase of 4 percent when compared with $1,253,473 in the second quarter of the previous fiscal year. The improvement in net sales was due primarily to the acquisition of Company-operated locations in January 2014, partially offset by the closing of under-performing locations in the prior fiscal year. As of August 31, 2014, the Company operated 9 self-serve frozen yogurt cafés, compared with 12 Company-owned cafés at August 31, 2013.

Franchise royalties and fees increased 170 percent to $1,186,655 in the second quarter of FY2015, compared with $438,987 in the prior-year quarter, primarily due to an expansion in the number of franchised cafés in operation. The number of franchised cafés operating for all or part of the second quarter of FY2015 totaled 287, which represented an increase of 322 percent when compared with 68 franchised cafés in the second quarter of FY2014.

Total revenue increased 47 percent to approximately $2.5 million in the second quarter of FY2015, versus approximately $1.7 million in the corresponding period of the previous fiscal year.

The Company’s total costs and expenses rose 58% to $2,398,106 in the three months ended August 31, 2014, compared with $1,520,010 in the quarter ended August 31, 2013. Expense and income categories in the most recent quarter that were not evident in the prior-year quarter included $107,165 in franchise development costs, $503,526 in non-recurring restructuring charges, and a positive adjustment of $64,588 related to the valuation of a derivative associated with the convertible note agreement with Rocky Mountain Chocolate Factory.

Income from operations decreased 46 percent to $93,817, compared with $172,450 in the quarter ended August 31, 2013, primarily due to the non-recurring restructuring charges noted above, which involved certain expenses related to management changes and the closure or sale of certain assets.

Net interest expense declined to $7,139 in the most recent quarter, versus net interest expense of $12,658 in the second quarter of FY2014.

The Company reported net income of $86,678, or $0.00 per basic and diluted share, for the second quarter of FY2015, which represented a 46 percent decrease when compared with net income of $159,792 in the second quarter of FY2014.

The weighted average number of common shares outstanding, assuming dilution increased 44 percent to 23,546,340 in the most recent quarter, versus 16,335,295 in the prior-year quarter, reflecting shares issued pursuant to the exercise of outstanding Class C warrants and shares issued as part of the purchase consideration in certain acquisitions during FY2014.

SIX-MONTH OPERATING RESULTS

For the six months ended August 31, 2014 (first half of FY2015), Company-owned frozen yogurt cafés reported $2,783,456 in net sales, an increase of 6 percent when compared with $2,631,722 in the first half of FY2014.

Franchise royalties and fees increased 184 percent to $2,209,546 in the first half of FY2015, compared with $778,144 in the corresponding period of the previous year, primarily due to an expansion in the number of franchised cafés in operation.

Total revenue increased 46 percent to approximately $5.0 million in the six months ended August 31, 2014, versus approximately $3.4 million in the first half of FY2014.

The Company’s total costs and expenses rose 48% to $4,519,773 in the first half of FY2015, compared with $3,054,974 in the prior-year period. Expense and income categories in the first half of FY2015 that were not incurred in the first half of FY2014 included $223,521 in franchise development costs, $124,551 in asset acquisition expenses, $503,526 in non-recurring restructuring charges, and a positive adjustment of $240,791 related to the valuation of a derivative associated with the convertible note agreement with Rocky Mountain Chocolate Factory.

Income from operations increased 33 percent to $473,229, compared with $354,892 in the six months ended August 31, 2013, primarily due to increased franchise royalties and fees, partially offset by non-recurring restructuring and acquisition-related charges related to management changes, the closure or sale of certain assets, and the acquisitions of three frozen yogurt franchising companies in January and February of 2014.

Net interest expense declined to $9,988 in the first half of FY2015, versus net interest expense of $27,021 in the first half of FY2014.

The Company reported net income of $463,241, or $0.02 per basic and $0.01 per diluted share, for the first half of FY2015, which represented a 41 percent improvement in earnings when compared with net income of $327,871, or $0.02 per basic and diluted share, in the first half of FY2014.

The weighted average number of common shares outstanding, assuming dilution increased 48 percent to 23,427,437 in the six months ended August 31, 2014, versus 15,844,524 in the prior-year period, shares issued pursuant to the exercise of outstanding Class C warrants and shares issued as part of the purchase consideration in certain acquisitions during FY2014.

Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, equity compensation expenses, impairment charges, restructuring charges, acquisition-related costs and fair value adjustments to GAAP income from operations.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchisor of gourmet retail chocolate stores and self-serve frozen yogurt cafés, and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of October 14, 2014, the Company and its franchisees, licensees and majority-owned subsidiary (U-Swirl, Inc.) operated 642 stores and cafés in 42 states, Canada, Japan, South Korea, The United Arab Emirates, The Kingdom of Saudi Arabia, Pakistan and Turkey. The Company's common stock is listed on The Nasdaq Global Market under the symbol "RMCF." Additional information is available on the Internet at www.rmcf.com.

 About U-Swirl, Inc.

U-Swirl, Inc. is an operator and franchisor of self-serve frozen yogurt cafés that operate under the following names: U-SWIRL Frozen Yogurt, CherryBerry, Yogurtini, Fuzzy Peach, Aspen Leaf Yogurt, Yogli Mogli, Gracie Bleu, and Josie’s Frozen Yogurt. The cafés offer frozen yogurt in up to 20 non-fat and low-fat flavors, including tart, traditional, and no-sugar-added options, along with fresh sorbet. Approximately 70 toppings such as fresh fruit, sauces, candies, and granola are available to customize each serving of yogurt to the customer’s individual taste.

In January 2013, the Company acquired frozen yogurt café assets, franchise rights and certain other assets from Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF), primarily in exchange for certain warrants/options, notes payable, and a controlling ownership interest in the Company.

U-Swirl, Inc. is headquartered in Durango, Colorado, and its common stock trades on the OTCQB under the symbol “SWRL.” As of October 14, 2014, the Company and its franchisees operated 288 self-serve frozen yogurt cafés in 38 states and 4 foreign countries.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements involve risks and uncertainties, and the Company undertakes no obligation to update any forward-looking information. Risks and uncertainties that could cause cash flows to decrease or actual results to differ materially include, without limitation, seasonality, consumer interest in the Company’s products, general economic conditions, consumer and retail trends, costs and availability of raw materials, competition, market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Readers are referred to the Company’s periodic reports filed with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The information contained in this press release is a statement of the Company’s present intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions. The Company may change its intentions, beliefs or expectations at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise, and it undertakes no obligation to revise or update publicly any forward-looking statements for any reason. The cautionary statements contained or referred to in this press release should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.

For Further Information, Please Contact

U-Swirl, Inc. (970) 375-5678

or via email at info@u-swirl.com

STORE INFORMATION

	New stores opened during
	three months ended	Stores open as of
	August 31, 2014	August 31, 2014
Franchise Stores	3	281
Company-Owned Stores	0	9
International License Stores	0	6
Total	3	296

SELECTED BALANCE SHEET DATA

(in thousands)

	August 31, 2014	February 28, 2014

Current Assets	$3,696	$2,269
Total Assets	$16,092	$16,066
Current Liabilities	$2,980	$2,660
Stockholder's Equity	$4,514	$3,005

INTERIM UNAUDITED

STATEMENTS OF INCOME

(in thousands, except per share data and percentages)

	Three Months Ended August 31,		Three Months Ended August 31,
	2014	2013	2014	2013
Revenues
Franchise, royalty and marketing fees	1,187	439	47.6%	25.9%
Retail sales	1,305	1,254	52.4%	74.1%
Total Revenues	2,492	1,693	100.0%	100.0%

Costs and expenses
Food, beverage and packaging costs	482	379	19.3%	22.4%
Labor and related expenses	283	351	11.4%	20.7%
Occupancy and related expenses	184	232	7.4%	13.7%
Franchise development	108	-	4.3%	0.0%
Marketing and advertising	162	54	6.5%	3.2%
General and administrative	534	399	21.4%	23.6%
Depreciation and amortization	207	105	8.3%	6.2%
Restructuring and acquisition related charges	504	-	20.2%	0.0%
Fair Value Adjustment	(65)		-2.6%	0.0%
Total Costs and Expenses	2,399	1,520	96.3%	89.8%

Income (loss) from operations	93	173	3.7%	10.2%

Other income (expense)
Interest expense	(10)	(13)	-0.4%	-0.8%
Interest income	3
Other, net	(7)	(13)

Income (loss) before income taxes	86	160	3.5%	9.5%

Provision for income taxes	-	-	0.0%	0.0%

Net income (loss)	86	160	3.5%	9.5%

Basic Earnings Per Common Share	$-	$0.01
Diluted Earnings Per Common Share	$-	$0.01

Weighted Average Common Shares Outstanding, Basic and Diluted	22,093,262	14,618,256
Dilutive Effect of Employee Stock Options	1,453,078	1,717,039
Weighted Average Common Shares Outstanding, Assuming Dilution	23,546,340	16,335,295

INTERIM UNAUDITED

STATEMENTS OF INCOME

(in thousands, except per share data and percentages)

	Six Months Ended August 31,		Six Months Ended August 31,
	2014	2013	2014	2013
Revenues
Franchise, royalty and marketing fees	2,210	778	44.3%	22.8%
Retail sales	2,783	2,632	55.7%	77.2%
Total Revenues	4,993	3,410	100.0%	100.0%

Costs and expenses
Food, beverage and packaging costs	960	830	19.2%	24.3%
Labor and related expenses	611	619	12.2%	18.2%
Occupancy and related expenses	406	480	8.1%	14.1%
Franchise development	224	-	4.5%	0.0%
Marketing and advertising	311	89	6.2%	2.6%
General and administrative	1,188	826	23.8%	24.2%
Depreciation and amortization	433	211	8.7%	6.2%
Restructuring and acquisition related charges	628	-	12.6%	0.0%
Fair Value Adjustment	(241)	-
Total Costs and Expenses	4,520	3,055	90.5%	89.6%

Income (loss) from operations	473	355	9.5%	10.4%

Other income (expense)
Interest expense	(13)	(27)	-0.3%	-0.8%
Interest income	3	-
Other, net	(10)	(27)

Income (loss) before income taxes	463	328	9.3%	9.6%

Provision for income taxes	-	-	0.0%	0.0%

Net income (loss)	463	328	9.3%	9.6%

Basic and Diluted Earnings (Loss) Per Common Share	$0.02	$0.02
Diluted Earnings Per Common Share	$0.01	$0.02

Weighted Average Common Shares Outstanding, Basic and Diluted	21,353,965	14,510,172
Dilutive Effect of Employee Stock Options	2,073,472	1,334,352
Weighted Average Common Shares Outstanding, Assuming Dilution	23,427,437	15,844,524

GAAP RECONCILIATION

EBITDA EXCLUDING IMPAIRMENT CHARGES AND EQUITY COMPENSATION

(in thousands)

	Three Months Ended August 31,		Change	% Change
	2014	2013
GAAP: Income from Operations	$93	$173	$(80)	-46.2%
Depreciation and Amortization	207	105
Equity Compensation Expense	5	13
Impairment and Restructuring	504	-
Fair Value Adjustment	(65)	-
Non-GAAP, adjusted EBITDA	$744	$291	$453	155.7%

GAAP RECONCILIATION

EBITDA EXCLUDING IMPAIRMENT CHARGES AND EQUITY COMPENSATION

(in thousands)

	Six Months Ended August 31,		Change	% Change
	2014	2013
GAAP: Income from Operations	$473	$355	118	33.2%
Depreciation and Amortization	433	211
Equity Compensation Expense	88	42
Impairment and Restructuring	628	-
Fair Value Adjustment	(241)	-
Non-GAAP, adjusted EBITDA	$1,381	$608	773	127.1%